Exhibit 24(b)(8.29)
FOURTH AMENDMENT TO
PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS
By and Among
Invesco Distributors, Inc. (f/k/a AIM Distributors, Inc. and Invesco Aim Distributors, Inc.)
Invesco Investment Services, Inc.
and
ING Life Insurance and Annuity Company (f/k/a Aetna Life Insurance and Annuity
Company)
ReliaStar Life Insurance Company
ReliaStar Life Insurance Company of New York

This Fourth Amendment (the “Amendment”) to the Participation Agreement for Retail Mutual
Funds dated October 1, 2000 and amended on January 1, 2003, March 31, 2011 and January 1, 2012
(as amended, the “Agreement”) is entered into as of September 24, 2012 by and among ING Life
Insurance and Annuity Company (“ILIAC”), ReliaStar Life Insurance Company (“RLIC”),
ReliaStar Life Insurance Company of New York (“RLIC NY”), ING Financial Advisers, INC.
(“ING Financial”, collectively with ILIAC, RLIC and RLIC NY, the “Insurer”), Invesco Investment
Services, Inc. (the “Transfer Agent”) and Invesco Distributors, Inc. (the “Underwriter”).
Capitalized terms used, but not otherwise defined herein, have the definition set forth in the
Agreement.

WHEREAS, ILIAC, RLIC, RLIC NY and the Distributor are parties to the Agreement;

WHEREAS, certain plans may invest in the Funds indirectly through annuity contracts and funding agreements issued by ILIAC (the “Contracts”);

WHEREAS, ILIAC has established and may establish in the future separate accounts for all of its annuity contracts and funding agreements (the “Separate Accounts”) to serve as an investment vehicle for the Contracts;

WHEREAS, ING Financial will distribute units of the Separate Accounts that may in turn invest in the Funds;

WHEREAS, the parties wish to modify the Agreement by adding ING Financial, the affiliated broker/dealer of ILIAC, as a party to the Agreement effective as of the date hereof;

WHEREAS, the parties wish to modify the Agreement by adding the Transfer Agent, the transfer agent of the Funds, as such term is defined in Section 4 below, as a party to the Agreement effective as of the date hereof;

WHEREAS, ING Financial has entered into a Shareholder Service Agreement, as amended on
October 1, 2000 with the Underwriter (the “Shareholder Agreement”) which provides for the payment of Rule 12b-1 distribution fees to ING Financial for the sale and distribution of Fund shares;

WHEREAS, the Funds’ “Institutional Share Class” has been renamed the “Class R5 Shares;”

1

WHEREAS, the parties desire to amend the Agreement to add the Institutional Money Market
Funds (as such term is defined in Appendix A hereto) as Funds covered by this Agreement;

WHEREAS, on June 1, 2010, the Underwriter’s parent company, Invesco Ltd., acquired Morgan
Stanley’s retail asset management business including Van Kampen Investments (the “Transaction”);

WHEREAS, certain Morgan Stanley and Van Kampen branded mutual funds covered by agreements between the Insurer and various Morgan Stanley and/or Van Kampen entities formed part of the Transaction;

WHEREAS, the assets of the formerly branded Van Kampen mutual funds were merged into the
Invesco mutual fund complex and formerly branded Van Kampen mutual funds are expected to be deregistered; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in the Agreement the parties hereby agree as follows:

1	.	ING Financial is hereby added to the Agreement as an affiliated broker/dealer, and all provisions in the Agreement relating to the Insurer, including, but not limited to, all rights, representations, covenants and other obligations are hereby amended to include ING
Financial, unless otherwise specified in this Amendment.

2	.	The Transfer agent is hereby added to the agreement, as the transfer agent of record for the
Funds, and all applicable rights that inure to the Underwriter under the Agreement are hereby amended to include the Transfer Agent, unless otherwise specified in this
Amendment.

3	.	The title of the Agreement shall be renamed in its entirety the “Participation Agreement for
Mutual Funds.”

4	.	Effective as of the date hereof, the introductory paragraph on page one of the Agreement is hereby deleted in its entirety and replaced with the following:

“THIS AGREEMENT, first made and entered into on the 1st day of October 2000 and amended on January 1, 2003, March 31, 2011, January 1, 2012 and September 24, 2012 by
and among ING Life Insurance and Annuity Company (“ILIAC”), a Connecticut
corporation, ReliaStar Life Insurance Company (“RLIC”), a Minnesota corporation,
ReliaStar Life Insurance Company of New York (“RLIC NY”), a New York Corporation,
ING Financial Advisers, INC. (“ING Financial”), a limited liability company duly organized under the laws of the State of Delaware , (collectively the “Insurer” and separately “ILIAC,”
“RLIC,” “RLIC NY” and “ING Financial”), each on its own behalf and on behalf of each segregated asset account of each Insurer set forth on Schedule “A” as may be amended from time to time (each such account hereinafter referred to as the “Account”), Invesco
Distributors, Inc. (the “Underwriter”), the principal underwriter and general distribution agent for certain open-end investment companies registered under the Investment Company
Act of 1940, as amended (individually, the “Fund” and collectively, the “Funds”) and
Invesco Investment Services, Inc. (the “Transfer Agent”), the transfer agent for the Funds.”

5	.	Article I, Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

2

“The Underwriter on behalf of the Funds agrees to sell to Insurer the following classes of
Fund shares of the registered investment companies for which Underwriter now or in the future acts as principal distributor: A, R, R5, R6, Y, Investor and Institutional Money Market. Underwriter
agrees to execute such orders on a daily basis at the net asset value next computed after receipt by a
Fund or its designee of the order for the shares of a Fund. For purposes of this Section 1.1, Insurer shall be the designee of each Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by a Fund, provided that the Fund receives notice of such order by
10:00 a.m. Eastern Time on the next Business Day. “Business Day” shall have the meaning set forth in each Fund’s then currently effective registration statement.”

6. Article I, Section 1.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Underwriter shall, or shall cause its affiliates to, make the final net asset value per share for each
Fund available to Insurer on each Business Day, or such other time as the final net asset value of a
Fund is calculated as disclosed in the applicable Fund’s prospectus, as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern Time. In the event such information will not be provided by 6:30 p.m. Eastern Time, the Fund shall notify Insurer no later than 7:00 p.m. as to when such information is forthcoming and will grant Insurer any additional time it needs under 1.1 and
1.3 above.”

6. Article II is hereby amended to include the addition of the following Section 2.9:

ING Financial represents and warrants: (i) that it (1) is a member in good standing of FINRA,
(2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement, (ii) that it (1) is a limited liability company duly organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state and securities laws, (4) is duly registered and authorized to conduct business in every jurisdiction where such registration or authorization is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this
Agreement, and (iii) that it is authorized under the Plans to make available investments of Plan assets in in the name of ILIAC in shares of investment companies or other investment vehicles specified by Plan Representatives or Participants.

7. Article II is hereby amended to include the addition of the following Section 2.10:

The Transfer Agent represents and warrants that (i) it will act in conformity with all applicable federal, and state laws, rules and regulations; (ii) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this
Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement; (iii) this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms; (iv) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; and (v) it has the necessary facilities, equipment and personnel to perform all of its responsibilities pursuant to this Agreement and that all such

3

responsibilities will be performed competently and in accordance with the prospectuses and statements of additional information of the Funds as amended from time to time.

8 . The Agreement is hereby amended to include the Institutional Money Market Funds
(as such term is defined in Appendix A hereto) as Funds covered by this Agreement.

9 . Appendix A, as may be amended from time to time, is hereby added to the
Agreement and shall set forth the available Fund share classes, applicable accounts and fees payable under this Agreement.

10 . Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified, confirmed and accepted.

11 . This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same
Amendment.

4

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ING LIFE INSURANCE AND	INVESCO DISTRIBUTORS, INC.
ANNUITY COMPANY

By: /s/ Michelle Sheiowitz	By: /s/ Gurth Kundan
Name: Michelle Sheiowitz	Name: Gurth Kundan
Title: Vice President	Title: Executive Vice President

RELIASTAR LIFE INSURANCE	RELIASTAR LIFE INSURANCE
COMPANY	COMPANY OF NEW YORK

By: /s/ Michelle Sheiowitz	By: /s/ Michelle Sheiowitz
Name: Michelle Sheiowitz	Name: Michelle Sheiowitz
Title: Vice President	Title: Vice President

ING FINANCIAL ADVISERS, LLC	INVESCO INVESTMENT SERVICES, INC.

By: /s/ David Kelsey	By: /s/ William J. Galvin
Name: David Kelsey	Name: William J. Galvin
Title: Vice President	Title: President

5

APPENDIX A
AVAILABLE FUNDS, APPLICABLE ACCOUNTS AND FEES
Except as otherwise specified below, this Agreement applies to all Funds distributed by
Invesco Distributors, Inc. or any of its affiliates.

Funds / Share Class	12b-1 Fee (1)	Sub- Accounting Fee (2)	Total Fee
All Funds - A shares	___% (___ bps)	___% (___ bps)	___% (___ bps)
All Funds—Investor Class Shares, Excluding –the Institutional Money Market Funds(2)	___% (___ bps)	___% (___ bps)	___% (___ bps)
Institutional Money Market Funds- Investor and Institutional Class Shares(3)	None	None	______
Certain Funds – Class R5 Shares	None	___% (___ bps)	___% (___ bps)
Certain Funds – Class R5Shares	None	___% (___ bps)	___% (___ bps)
Certain Funds – Class R5 Shares	None	___% (___ bps)	___% (___ bps)
All Funds - R shares	___% (___ bps)	___% (___ bps)	___% (___ bps)

6

All Funds - Y shares	None	___% (___ bps)	___% (___ bps)
All Funds – R6 shares	None	Excluded, None	___% (___ bps)

(1) The 12b-1 fees are paid by Invesco Distributors, Inc. pursuant to the Funds’ 12b-1 Plan.
Invesco Distributors, Inc. reserves the right to withhold payment of any amount for which it is unable to collect from the Funds for any reason.
(2) The sub-accounting fees are paid by Invesco Investment Services, Inc. specifically in consideration for transfer agency related services and do not constitute payment for investment advisory or distribution services.
(3) “Institutional Money Market Funds” shall mean Premier Portfolio, Premier U.S.
Government Money Portfolio, Premier Tax Exempt Portfolio, Government & Agency
Portfolio, Government TaxAdvantage Portfolio, Liquid Assets Portfolio, STIC Prime
Portfolio, Tax-Free Cash Reserve Portfolio and Treasury Portfolio.

7